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                                                                 EXHIBIT m(7)(e)


                                 AMENDMENT NO. 4
                       TO THE SECOND AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                 AIM FUNDS GROUP

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

The Second Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 30, 1997, pursuant to Rule 12b-1 of AIM Funds Group, a Delaware business trust, is hereby amended as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                                 AIM FUNDS GROUP

                                (CLASS B SHARES)
                               (DISTRIBUTION FEE)

                                                                                      MAXIMUM
                                                ASSET-BASED          SERVICE         AGGREGATE
              FUND                             SALES CHARGE            FEE              FEE
              ----                             ------------          -------         ---------

AIM Balanced Fund                                  0.75%              0.25%            1.00%

AIM European Small Company Fund                    0.75%              0.25%            1.00%

AIM Global Utilities Fund                          0.75%              0.25%            1.00%

AIM International Emerging Growth Fund             0.75%              0.25%            1.00%

AIM New Technology Fund                            0.75%              0.25%            1.00%

AIM Select Growth Fund                             0.75%              0.25%            1.00%

AIM Small Cap Equity Fund                          0.75%              0.25%            1.00%

AIM Value Fund                                     0.75%              0.25%            1.00%

AIM Value II Fund                                  0.75%              0.25%            1.00%

AIM Worldwide Spectrum Fund                        0.75%              0.25%            1.00%"



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All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  December ____, 2000

                                       AIM FUNDS GROUP
                                       (on behalf of its Class B Shares)


Attest:                                By:
        ----------------------------       -----------------------------
          Assistant Secretary                Robert H. Graham
                                             President















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